UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014 (June 19, 2014)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On June 19, 2014, NewLink Genetics Corporation (the “Company”) entered into a Development and Manufacturing Terms and Conditions (the “Agreement”) with WuXi AppTec, Inc. (“WuXi AppTec”), pursuant to which the Company may submit to WuXi AppTec work orders for manufacturing or related services (“Services”) to be performed by WuXi AppTec under the Agreement upon mutual agreement and execution of each such work order. Also on June 19, 2014, the Company and WuXi AppTec entered into a Development and Process Transfer Program Leading to Commercial Manufacturing for algenpantucel-L HyperAcute Pancreas (the “First Work Order”).

Under the terms of the Agreement, WuXi AppTec must process the cell bank supplied by the Company and other starting materials into product (“Product”) in accordance with the product specifications set forth in the applicable work order or otherwise agreed by the parties (“Product Specifications”) and must package, label and deliver the Product. Under the Agreement, the Company grants WuXi AppTec a non-exclusive right to use the cell bank, any other starting materials and the Company’s confidential information, solely for the purpose of performing the Services for the Company. The Company may reject any delivered Product that fails to meet Product Specifications. The Agreement will expire on the later of (a) June 19, 2016 or (b) the completion of all Services under the last work order executed by the parties prior to June 19, 2016. The Company may terminate the Agreement or any work order for any reason upon two months’ notice, and each party may terminate the Agreement upon the occurrence of certain events. In the event of any dispute under the Agreement that the parties fail to resolve, either party may submit the dispute to binding arbitration. The Agreement also provides for certain indemnification obligations and insurance requirements of both parties.

Under the terms of the First Work Order, the Company will provide the cell bank, documents and information necessary to manufacture Product, and WuXi AppTec will adapt facilities and equipment for production, generate batch records and other documents, perform studies and test manufacturing runs and conduct process validation and characterization. Costs to the Company for Services provided by WuXi AppTec under the First Work Order will be based on a combination of labor and raw materials costs, and portions of such costs will be payable at signing and upon WuXi AppTec’s initiation or completion of various components of the Services set forth in the First Work Order. The First Work Order expires on December 31, 2015.

The foregoing description of the Agreement and the First Work Order is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 23, 2014

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer